Exhibit 23.1

                   [Letterhead of De Joya Griffith & Company, LLC]


9.21.10


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Metro One Development, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Metro One Development, Inc. our report, dated July 28, 2010 relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of Metro One Development, Inc. for the year ended
July 31, 2009.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV
September 21, 2010